SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549


                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                          Date of Report:  July 1, 1994



                                LG&E ENERGY CORP.
             (Exact name of registrant as specified in its charter)


                  Kentucky           1-10568          61-1174555
               (State or other     (Commission     (I.R.S. Employer
               jurisdiction of    File Number)    Identification No.)
               incorporation)


                              220 West Main Street
                                 P.O. Box 32030
                              Louisville, KY 40232
                    (Address of principal executive offices)


                                 (502) 627-2000
                         (Registrant's telephone number)

Item 5.  Other Events.

On July 1, 1994, LG&E Energy Corp. (the "Company") issued a press release, which is filed as Exhibit 99.01 hereto and is incorporated by reference herein. The press release stated, among other things, that a partnership of LG&E Power Inc., its indirect wholly owned subsidiary, will file for a rehearing of a ruling of the Federal Energy Regulatory Commission ("FERC") involving operation of the partnership's Southampton plant as a qualified facility ("QF") in 1992. The FERC ruling denied Southampton's request for a waiver of certain technical QF requirements and directed Southampton to show cause as to why it should not be required to file new rate schedules reflecting 1992 electric sales to Virginia Electric and Power Co. as a utility, rather than a QF. The Company, which through various wholly-owned subsidiaries owns a 50% interest in the partnership, does not believe the ultimate resolution of the matter will have an adverse material effect on its consolidated results from operations nor its financial condition. The Company cannot predict what action FERC ultimately will take, including whether FERC will order lower rates resulting in significant refunds to Virginia Power.

Item 7(c).  Exhibits Filed.

Exhibit
Number               Description

99.01 News release dated July 1, 1994, stating that Southampton partnership will seek rehearing on FERC QF ruling.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


LG&E ENERGY CORP.
Registrant


Date:  July 7, 1994                   /s/ Charles A. Markel
                                      Charles A. Markel
                                      Corporate Vice President, Finance
                                      and Treasurer
                                      (On behalf of the registrant in his
                                      capacity as Principal Financial Officer)